UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 1, 2020 ( November 30, 2020 )

TRANSOCEAN LTD.

(Exact name of Registrant as specified in its charter)

Switzerland	001-38373	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

Turmstrasse 30
Steinhausen, Switzerland	CH-6312

(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (41) 749-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of each class	Trading Symbol	Name of each exchange on which registered:
Shares, CHF 0.10 par value	RIG	New York Stock Exchange
0.50% Exchangeable Senior Bonds due 2023	RIG/23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K is being filed to report the entry by Transocean Ltd., Transocean Inc. (together, the “Company”) and certain of its subsidiaries into amendments to certain of their financing documents and the implementation of certain internal reorganization transactions, which resolve the allegations contained in the previously disclosed notices of alleged default (the “Notices”) with respect to Transocean Inc.’s 7.25% Senior Notes due 2025 (the “2025 Guaranteed Notes”) and 8.00% Senior Notes due 2027 (the “2027 Guaranteed Notes”).

Immediately following such transactions and amendments consummated on November 30, 2020 (the “Transactions”), the Transocean Mid Holdings Entities (as defined below) have been eliminated and the Transocean Holdings Entities (as defined below) directly hold the equity interests of the Transocean Asset Holdings Entities (as defined below), exactly as they did prior to the Company’s previously announced internal reorganization and exchange transactions (the “Prior Transactions”). As a result, any claim of an alleged breach under any of the Company’s existing financing documents in respect of a transfer of the assets, consisting of equity interests in subsidiaries, of the Transocean Holdings Entities resulting from the Prior Transactions has been rendered moot and cured (to the extent it ever existed, which the Company continues to unequivocally reject).

The Company maintains that the Prior Transactions did not breach the indentures governing the 2027 Guaranteed Notes or 2025 Guaranteed Notes or any other financial instrument, and it continues to proactively take steps to protect its interests and the interests of its shareholders, customers and employees against what the Company believes to be meritless allegations by certain of its debtholders. Nevertheless, as part of its prudent assessment of its strategies in connection with the Notices, and while the Company awaits a ruling from the U.S. District Court for the Southern District of New York on its request for summary judgment, the Company elected to implement the Transactions prior to the expiration of the permitted cure period under the indentures governing the 2027 Guaranteed Notes and 2025 Guaranteed Notes. The Transactions thereby resolved the allegations in the Notices prior to the purported breach described in the Notices maturing into an alleged “Event of Default” under the relevant indentures, which the Company would also vigorously dispute.

For the avoidance of doubt, the Transactions do not impact the structural position of the holders of the Company’s existing indebtedness, including the Existing Guaranteed Notes, the Senior Guaranteed Securities and the Revolving Credit Facility (each as defined below). In addition, prior to and following the consummation of the Transactions, the Company has maintained $1.3 billion of available borrowing capacity under its Revolving Credit Facility, with no borrowings currently outstanding and $30 million of letters of credit issued thereunder.

Item 8.01	Other Events

On December 1, 2020, Transocean Ltd. issued a press release announcing the Transactions, which resolve the allegations contained in the Notices with respect to the 2025 Guaranteed Notes and 2027 Guaranteed Notes. The Transactions consisted of the Amendment, Contributions, Mergers and Supplemental Indentures, each as defined and described below. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Nothing herein is or shall be construed as an admission of fact or liability, a stipulation or a waiver, or binding on the Company or its affiliates or an acknowledgement of any breach or default under any financial instrument of the Company, including, but not limited to the 2027 Guaranteed Notes or 2025 Guaranteed Notes. Each statement contained herein is made without prejudice, with a full reservation of all rights, remedies, claims and defenses.

Amendment to Revolving Credit Facility; Contribution of Assets

On November 30, 2020, Transocean Inc., certain of its subsidiaries, Citibank, N.A., as administrative agent, and certain lenders entered into the fourth amendment (the “Amendment”) to the Company’s credit agreement dated June 22, 2018 (as amended, the “Revolving Credit Facility”). The Amendment was entered into in connection with contributions (the “Contributions”) by Transocean Asset Holdings 1 Limited, Transocean Asset Holdings 2 Limited and Transocean Asset Holdings 3 Limited (collectively, the “Transocean Asset Holdings Entities”) of their respective assets, consisting of equity interests in subsidiaries, to newly-formed, wholly-owned subsidiaries, Transocean Sub Asset Holdings 1 Limited, Transocean Sub Asset Holdings 2 Limited and Transocean Sub Asset Holdings 3 Limited (collectively, the “Transocean Sub Asset Holdings Entities”), respectively. Among other things, the Amendment provides that the Transocean Sub Asset Holdings Entities guarantee the obligations under the Revolving Credit Facility and permits the Transocean Asset Holdings Entities to, among other things, guarantee certain other obligations, including the Senior Guaranteed Securities (as defined below). Accordingly, the Revolving Credit Facility remains structurally senior to the unsecured debt securities issued by Transocean Inc., including the Existing Guaranteed Notes (as defined below) and the Senior Guaranteed Securities, to the extent of the value of the assets of the Transocean Sub Asset Holdings Entities due to the fact that such other debt securities, including the Existing Guaranteed Notes and the Senior Guaranteed Securities, do not, and will not, benefit from guarantees from the Transocean Sub Asset Holdings Entities. In addition, the Amendment includes a provision for a temporary reduction in available commitments to $1.0 billion during any such period for which the Company’s reported total leverage ratio as of the last day of the most recently ended fiscal quarter exceeds 10.00:1.00.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete document, which is filed as Exhibit 10.1 to this Current Report. For a description of the Revolving Credit Facility, see also Item 7 of Transocean Ltd.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Supplemental Indenture to Certain Indentures; Mergers

On November 30, 2020, following the Contributions and the entry into the Amendment, the Company and certain of its subsidiaries entered into a supplemental indenture with Wells Fargo Bank, National Association, as trustee (the “Trustee”), to each of (i) the Indenture, dated September 11, 2020, among the Company, the guarantors party thereto and the Trustee, governing Transocean Inc.’s 11.50% Senior Guaranteed Notes due 2027 (the “Senior Guaranteed Notes”), and (ii) the Indenture, dated August 14, 2020, among the Company, the guarantors party thereto and the Trustee, governing Transocean Inc.’s 2.5% Senior Guaranteed Exchangeable Bonds due 2027 (the “Senior Guaranteed Exchangeable Bonds” and together with the Senior Guaranteed Notes, the “Senior Guaranteed Securities”).

Pursuant to each such supplemental indenture (each, a “Supplemental Indenture”), Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited (collectively, the “Transocean Holdings Entities”) expressly assumed the obligations of Transocean Mid Holdings 1 Limited, Transocean Mid Holdings 2 Limited and Transocean Mid Holdings 3 Limited (collectively, the “Transocean Mid Holdings Entities”) under their respective guarantees of the Senior Guaranteed Securities as a result of Transocean Mid Holdings 1 Limited, Transocean Mid Holdings 2 Limited and Transocean Mid Holdings 3 Limited merging with and into Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited, respectively, with Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited as the respective surviving entities of such mergers (collectively, the “Mergers”). Immediately following such Mergers, each of Transocean Holdings 1 Limited, Transocean Holdings 2 Limited and Transocean Holdings 3 Limited directly wholly-own all of the outstanding equity of Transocean Asset Holdings 1 Limited, Transocean Asset Holdings 2 Limited and Transocean Asset Holdings 3 Limited, respectively, exactly as they did prior to the Prior Transactions.

In addition, pursuant to each Supplemental Indenture, the Transocean Asset Holdings Entities have also guaranteed the Senior Guaranteed Securities. Accordingly, the Senior Guaranteed Securities remain structurally senior to other debt securities issued by Transocean Inc., including the 2025 Guaranteed Notes, the 7.50% Senior Notes due 2026 and the 2027 Guaranteed Notes (collectively, the “Existing Guaranteed Notes”), to the extent of the value of the assets of the Transocean Asset Holdings Entities due to the fact that such other debt securities, including the Existing Guaranteed Notes, do not, and will not, benefit from guarantees from the Transocean Asset Holdings Entities.

The foregoing description of the Supplemental Indentures does not purport to be complete and is qualified in its entirety by reference to the complete documents, which are attached hereto as Exhibit 4.1 and 4.2. For a description of the Senior Guaranteed Securities, see also Item 1.01 of Transocean Ltd.’s Current Reports on Form 8-K dated August 14, 2020 and September 11, 2020.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1

Supplemental Indenture, dated November 30, 2020, by and among Transocean Inc., Transocean Ltd., certain of Transocean Inc.’s subsidiaries, and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture dated as of September 11, 2020.

4.2

Supplemental Indenture, dated November 30, 2020, by and among Transocean Inc., Transocean Ltd., certain of Transocean Inc.’s subsidiaries, and Wells Fargo Bank, National Association, as trustee, supplementing the Indenture dated as of August 14, 2020.

10.1

Fourth Amendment to Credit Agreement, dated November 30, 2020, among Transocean Inc., the lenders and issuing banks parties thereto, Citibank, N.A., as administrative agent, and for the limited purposes set forth therein, certain of Transocean Inc.’s subsidiaries.

99.1	Press Release, dated November 30, 2020, Announcing Amendments to Certain Financing Documents and Internal Reorganization Transactions to Resolve Allegations Contained in Purported Notices of Default.
101	Interactive data files pursuant to Rule 405 of Regulation S-T formatted in Inline Extensible Business Reporting Language
104	Cover Page Interactive Data File (formatted as inline XBRL).

Forward-Looking Statements

The statements described herein that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements could contain words such as “possible,” “intend,” “will,” “if,” “expect,” or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, estimated duration of customer contracts, contract dayrate amounts, future contract commencement dates and locations, planned shipyard projects and other out-of-service time, sales of drilling units, timing of the company’s newbuild deliveries, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the fluctuation of current and future prices of oil and gas, the global and regional supply and demand for oil and gas, the intention to scrap certain drilling rigs, the success of our business following prior acquisitions, the effects of the spread of and mitigation efforts by governments, businesses and individuals related to contagious illnesses, such as COVID-19, and other factors, including those and other risks discussed in the company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019, and in the company’s other filings with the SEC, which are available free of charge on the SEC’s website at: www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which we become aware of, after the date hereof, except as otherwise may be required by law. All non-GAAP financial measure reconciliations to the most comparative GAAP measure are displayed in quantitative schedules on the company’s website at: www.deepwater.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: December 1, 2020	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person